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                                                                      Exhibit 21


               SUBSIDIARIES OF BENEDEK COMMUNICATIONS CORPORATION
                              At December 31, 2000

            Subsidiary                     Jurisdiction                  Ownership
- -----------------------------------  ------------------------   -----------------------------
Benedek Broadcasting Corporation             Delaware            100% owned by Benedek
                                                                 Communications Corporation

Benedek License Corporation                  Delaware            100% owned by Benedek
                                                                 Broadcasting Corporation

Benedek Cable, Inc.                          Delaware            100% owned by Benedek
                                                                 Broadcasting Corporation

Benedek Interactive Media, LLC               Delaware            100% owned by Benedek
                                                                 Broadcasting Corporation